UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   February 11, 2008

JESUP & LAMONT, INC.

(Exact name of Registrant as specified in its charter)

Florida	001-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

                          Longwood, FL 32779

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

                       Empire Financial Holding Company

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01:  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On February 11, 2008, Jesup & Lamont, Inc. (the “Company”) received notice from the American Stock Exchange that it is not in compliance with certain standards for continued listing contained in Section 121(B)(2)(c) of the AMEX Company Guide, which require that the Company must maintain a board of directors comprised of at least 50% independent directors, and an audit committee of at least two members, comprised solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934. In its notice, the American Stock Exchange gave the Company until May 12, 2008 to regain compliance with continued listing standards.

The Company has been seeking to fill vacancies on its Board of Directors and audit committee caused by the resignations of two independent directors during January, 2008 and will continue to seek to fill such vacancies in response to the American Stock Exchange’s notice described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Jesup & Lamont, Inc.

Dated: February 14, 2008	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President